Exhibit 99.1

FOR IMMEDIATE RELEASE

American Vanguard Reports Second Quarter 2026 Results

First-Half Gross Profit Increased 3%, and EBITDA Increased 21% on Mostly Flat Sales

Reaffirm Full-Year Outlook; Adjusted EBITDA $44 million to $48 million on Sales of $530 million to $550 million

Irvine, CA | August 10, 2026 — American Vanguard Corporation, a diversified specialty and agricultural products company that develops, manufactures, and markets solutions for crop protection and nutrition, turf and ornamental management and commercial pest control, today reported financial results for the second quarter and six-months ended June 30, 2026.

Second Quarter 2026 Financial and Operational Highlights – versus Second Quarter 2025

•	Net sales of $117 million as compared to $129 million;

•	Gross profit margin of 30%, as compared to 31%;

•	Operating loss of $0.30 million, as compared to operating income of $4.4 million;

•	Net loss of $9.9 million, as compared to $849 thousand;

•	Adjusted EBITDA[1] of $6.6 million, as compared to $11.0 million;

•	EPS of ($0.34), as compared to ($0.03)

First Half 2026 Financial and Operational Highlights – versus First Half 2025

•	Net sales of $240 million, as compared to $245 million

•	Gross profit margin of 30%, as compared to 29%

•	Operating profit of $1.6 million, as compared to operating profit of $0.06 million;

•	Net loss of $14 million, as compared to $9.3 million;

•	Adjusted EBITDA of $16.9 million, as compared to $14 million;

•	EPS of ($0.49), as compared to ($0.33)

Dak Kaye, CEO of American Vanguard, stated “Results for the second quarter and the first half of this year demonstrate the steady progress we are making on lowering costs and inventories, as well as driving commercial improvement, in spite of ongoing and dynamic crosscurrents affecting our agricultural markets and customers around the world. Our collective efforts to manage working capital, factory efficiency and controllable expenses while investing in the future have set the foundation for the opportunities that we believe lie ahead of us. Importantly, we are beginning to outperform our competition in our most important market, the U.S., and I’m excited about the opportunity to build on this going forward and spread this across the rest of our businesses.”

Mr. Kaye continued, “In our efforts to reorganize, refocus and invigorate the commercial effort across the Company, we are making good progress so far. Distributors, retailers and growers remain conservative in their buying practices, ordering on an as needed basis and deferring purchases month to month where they can. This, in turn, has shifted order patterns across our businesses, both domestically and internationally. In this environment, we must be agile, and our focus and efforts right now

[1]

Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net (loss) income, operating (loss) income or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.

are to increase customer engagement and drive customer service while at the same time accelerating new product development and introduction, always striving to be a solutions provider for our customers, wherever we meet them. With the first half behind us and our cost and commercial initiatives executing to our plan, we are reaffirming our full-year outlook.”

David Johnson, Chief Financial Officer stated, “Second quarter gross margin reflected lower sales and the timing of customer shipments, but first half margin still improved 100 basis points on slightly lower sales, a direct result of our business improvement plan efforts. We reduced operating expenses by 3% year-over-year for the quarter, as we continued to drive efficiency across the organization, while continuing to invest for future growth including a 12% increase in R&D investment. Importantly, a number of actions taken in the first half of 2026, including the L.A. plant optimization and headquarter relocation will translate into lower costs in the second half of this year. As a reminder, we expect the rationalization of the L.A. production facility to save us at least $4 million on an annualized basis going forward. Inventories decreased by $10 million year-over-year, reflecting tighter production planning and working capital discipline.”

Earnings Conference Call

The company will be hosting an earnings conference call on August 10, 2026 at 4:30 pm Eastern Time/1:30 pm Pacific Time.

The conference call will be webcast on the Company’s website at https://www.investors-american vanguard.com/ or by going to the following link: https://www.webcaster5.com/Webcast/Page/3070/54326

If you are unable to listen live, the conference call will be archived for one year and may be accessed using the company’s website: https://www.investors-american-vanguard.com/

About American Vanguard

American Vanguard Corporation is a diversified specialty and agriculture products company that develops and markets products for crop protection and management, turf and ornamentals management, and public health. Over the past 20 years, through product and business acquisitions, the Company has significantly expanded its operations and now has more than 1,000 product registrations worldwide. To learn more about the Company, please reference www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release the matters set forth in this press release include forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” These forward-looking statements are based on the current expectations and estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include risks detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release. The company disclaims any intent or obligation to update these forward-looking statements.

Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), we present Adjusted EBITDA and Net Debt, which are non-GAAP financial measures. These measures should not be considered in isolation or as an alternative to GAAP measures such as net income, or diluted earnings per share, as applicable, or other financial statement data presented in our financial statements as an indicator of our financial performance or liquidity.

We define Net Debt as outstanding indebtedness less cash and EBITDA as net (loss) income, adjusted for depreciation and amortization, provision for income taxes and interest expense. We define Adjusted EBITDA as EBITDA as further adjusted for stock compensation expense and for certain items management believe are not reflective of the underlying operations of our business, including but not limited to the exclusion of charges that are considered by management to be unusual and not representative of the Company’s underlying performance and future prospects. In 2026 and 2025 that included non-recurring expenses. The resulting Adjusted EBITDA measure is aligned with the Company’s metric for its credit facility agreement in the applicable periods.

We use Adjusted EBITDA to assess the operating results and effectiveness and efficiency of our business. We present this non-GAAP financial measure because we believe that investors consider Adjusted EBITDA to be an important supplemental measure of performance, and we believe that this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. As the Company continues to work through its transformation efforts, management believes that presenting Adjusted EBITDA provides an effective comparison between the Company and its industry peers. Non-GAAP financial measures as reported by us may not be comparable to similarly titled metrics reported by other companies and may not be calculated in the same manner. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

The Company is not able to provide a reconciliation without unreasonable efforts of its forward-looking guidance related to adjusted EBITDA to the most directly comparable GAAP financial measure due to the inherent difficulty in predicting with reasonable certainty the timing and amount of certain items that are excluded from Adjusted EBITDA, such as share-based compensation, acquisition-related expenses, and foreign exchange gains or losses, which could be material to the Company’s results computed in accordance with GAAP.

Investor Representative

Alpha IR Group

Robert Winters

Robert.winters@alpha-ir.com

(917) 821-6305

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data) (Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$43,901	$12,425
Receivables:
Trade, net of allowance for credit losses of $13,219 and $11,733, respectively	174,608	160,511
Other	8,852	7,278

Total receivables, net	183,460	167,789

Inventories	181,382	176,034
Prepaid expenses	7,388	9,668
Income taxes receivable	1,620	4,606

Total current assets	417,751	370,522
Property, plant and equipment, net	51,178	53,036
Operating lease right-of-use assets, net	16,052	16,793
Intangible assets, net	133,185	138,746
Deferred income tax assets	3,020	2,637
Other assets	14,157	14,803

Total assets	$635,343	$596,537

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,250	$—
Accounts payable	87,295	87,505
Customer prepayments	741	33,094
Accrued program costs	48,306	52,227
Accrued expenses and other payables	22,800	28,261
Operating lease liabilities, current	5,289	5,765
Income taxes payable	2,115	2,594

Total current liabilities	168,796	209,446
Long-term debt, net of current portion	265,369	174,000
Operating lease liabilities, long-term	11,216	11,621
Deferred income tax liabilities	7,675	8,150
Other liabilities	900	923

Total liabilities	453,956	404,140

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $0.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $0.10 par value per share; authorized 40,000,000 shares; issued 34,850,939 shares at June 30, 2026 and 34,923,562 shares at December 31, 2025	3,485	3,492
Additional paid-in capital	117,855	117,106
Accumulated other comprehensive loss	(9,739)	(12,000)
Retained earnings	140,987	155,000

	252,588	263,598
Less treasury stock at cost, 5,915,182 shares at June 30, 2026 and December 31, 2025	(71,201)	(71,201)

Total stockholders’ equity	181,387	192,397

Total liabilities and stockholders’ equity	$635,343	$596,537

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$116,754	$129,313	$240,322	$245,113
Cost of sales	(82,041)	(88,766)	(167,192)	(174,375)

Gross profit	34,713	40,547	73,130	70,738
Operating expenses
Selling, general and administrative	(26,623)	(28,623)	(54,336)	(55,251)
Research, product development and regulatory	(6,484)	(5,803)	(11,755)	(11,485)
Product liability claims	(119)	—	(201)	—
Transformation	(1,506)	(1,621)	(4,310)	(3,812)
Asset impairments	(284)	(134)	(943)	(134)

Operating (loss) income	(303)	4,366	1,585	56
Change in fair value of an equity investment	(52)	—	(172)	—
Interest expense, net	(9,130)	(4,450)	(14,920)	(8,215)

Loss before provision for income taxes	(9,485)	(84)	(13,507)	(8,159)
Income tax expense	(383)	(765)	(507)	(1,152)

Net loss	$(9,868)	$(849)	$(14,014)	$(9,311)

Net loss per common share—basic	$(0.34)	$(0.03)	$(0.49)	$(0.33)

Net loss per common share—assuming dilution	$(0.34)	$(0.03)	$(0.49)	$(0.33)

Weighted average shares outstanding—basic	28,649	28,345	28,649	28,308

Weighted average shares outstanding—assuming dilution	28,649	28,345	28,649	28,308

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,
	2026	2025	Change	% Change
Net sales:
U.S. crop	$48,033	$52,674	$(4,641)	-9%
U.S. Specialty	21,804	19,585	2,219	11%

Total U.S.	69,837	72,259	(2,422)	-3%
International	46,917	57,054	(10,137)	-18%

Total net sales	$116,754	$129,313	$(12,559)	-10%
Total cost of sales	$(82,041)	$(88,766)	$6,725	-8%

Total gross profit	$34,713	$40,547	$(5,834)	-14%

Total gross margin	30%	31%

	For the Six Months Ended June 30,
	2026	2025	Change	% Change
Net sales:
U.S. crop	$115,193	$110,201	$4,992	5%
U.S. Specialty	38,174	34,834	3,340	10%

Total U.S.	153,367	145,035	8,332	6%
International	86,955	100,078	(13,123)	-13%

Total net sales	$240,322	$245,113	$(4,791)	-2%
Total cost of sales	$(167,192)	$(174,375)	$7,183	-4%

Total gross profit	$73,130	$70,738	$2,392	3%

Total gross margin	30%	29%

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(14,014)	$(9,311)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	9,026	9,447
Amortization of other long-term assets	—	11
Loss (gain) on disposal of property, plant and equipment	55	(40)
Provision for estimated credit losses	1,327	1,999
Stock-based compensation	574	981
Deferred income taxes	(690)	(200)
Change in liabilities for uncertain tax positions or unrecognized tax benefits	(50)	(60)
Change in equity investment fair value	172	—
Impairment of assets	943	134
Payment-in-kind debt leverage fee	676	—
Amortization of deferred loan fees	1,786	569
Lease obligations and non-cash lease expense, net	(140)	(100)
Unrealized foreign currency transaction losses (gains)	603	(855)
Changes in assets and liabilities associated with operations:
Increase in net receivables	(16,225)	(3,293)
Increase in inventories	(4,280)	(9,785)
Increase in prepaid expenses and other assets	(339)	(1,863)
Change in income tax receivable and payable, net	2,506	(1,024)
(Decrease) increase in accounts payable	(459)	24,547
Decrease in customer prepayments	(32,353)	(46,187)
(Decrease) increase in accrued program costs	(3,967)	10,267
Decrease in other payables and accrued expenses	(5,611)	(15,073)

Net cash used in operating activities	(60,460)	(39,836)

Cash flows from investing activities:
Capital expenditures	(2,322)	(1,020)
Proceeds from disposal of property, plant and equipment	12	51
Intangible assets	(109)	(88)

Net cash used in investing activities	(2,419)	(1,057)

Cash flows from financing activities:
Payments under line of credit agreement	(140,000)	(128,665)
Borrowings under line of credit agreement	26,000	170,834
Borrowings under term loans	225,000	—
Repayments of term loans	(563)	—
Payment of deferred loan fees	(16,234)	(881)
Net receipt from the issuance of common stock under ESPP	263	333
Net payment from common stock purchased for tax withholding	(95)	(142)

Net cash provided by financing activities	94,371	41,479

Net increase in cash	31,492	586
Effect of exchange rate changes on cash and cash equivalents	(16)	1,382
Cash at beginning of period	12,425	12,514

Cash at end of period	$43,901	$14,482

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(9,868)	$(849)	$(14,014)	$(9,311)
Provision for income taxes	383	765	507	1,152
Interest expense, net	9,130	4,450	14,920	8,215
Depreciation and amortization	4,618	4,709	9,241	9,458
Stock compensation expense	388	422	574	981
Transformation costs	1,506	1,621	4,310	3,812
Asset impairments	284	134	943	134
Other	173	(213)	392	(429)

Adjusted EBITDA(1)	$6,614	$11,039	$16,873	$14,012

[1]

Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net (loss) income, operating (loss) income or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.